Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are presented in accordance with U.S. GAAP and have been derived by applying pro forma adjustments to the historical combined financial statements of KEMET Corporation (“KEMET” or the “Company”). The following unaudited pro forma condensed combined financial statements give effect to the following transactions, as if they occurred on April 1, 2011 for the unaudited pro forma condensed consolidated statements of operations (for the fiscal year ended March 31, 2012 and the six-month period ended September 30, 2012) and as if they occurred on September 30, 2012 for the unaudited pro forma condensed consolidated balance sheet (as of September 30, 2012):

•                                          the acquisition by KEMET Electronics Corporation (“KEC”), a wholly-owned subsidiary of the Company, of a 34% economic interest (51% voting interest) in NEC TOKIN Corporation (“NEC TOKIN”), a manufacturer of tantalum capacitors, electro-magnetic, electro-mechanical, access devices and piezoelectric ceramics from NEC Corporation of Japan (“NEC”) in exchange for cash consideration of $50.0 million (the “NEC TOKIN Investment”); and

•                                          KEC’s contemporaneous entry into an options agreement with NEC pursuant to which (i) KEC acquired certain option rights to acquire additional economic and/or voting interests in NEC TOKIN (the “Call Options”) and (ii) NEC acquired certain option rights to put its remaining voting and economic interests in NEC TOKIN to KEC (the “Put Option”).

The NEC TOKIN Investment will be accounted for as an equity method investment under the provisions of Accounting Standards Codification (“ASC”) 323, “Investments — Equity Method and Joint Ventures,” (“ASC 323”). The equity method of accounting is based on ASC 323 and uses the fair value concepts defined in ASC 820, “Fair Value Measurement” (“ASC 820”). ASC 323 requires, among other things, the measurement of the equity method investment initially at cost in accordance with ASC 805, “Business Combinations.” Under ASC 323, the difference between the cost of an investment and the amount of underlying equity in net assets of an investee shall be accounted for as if the investee were a consolidated subsidiary. Under the equity method, an investor shall recognize its share of the earnings or losses of an investee in the periods for which they are reported by the investee in its financial statements rather than in the period in which an investee declares a dividend. An investor shall adjust the carrying amount of an investment for its share of the earnings or losses of the investee after the date of investment and shall report the recognized earnings or losses in income. An investor’s share of the earnings or losses of an investee shall be based on the shares of common stock and in-substance common stock held by that investor. The amount of the adjustment of the carrying amount shall be included in the determination of net income by the investor, and such amount shall reflect adjustments similar to those made in preparing consolidated statements.

The unaudited pro forma condensed combined financial statements reflect the application of pro forma adjustments that are preliminary and are based upon available information and certain assumptions, described in the accompanying notes thereto, that management believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements have been prepared by management and are not necessarily indicative of the financial position or results of operations that would have been realized had the transactions occurred as of the dates indicated, nor is it meant to be indicative of any anticipated financial position or future results of operations that KEMET will experience going forward.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2012 and unaudited pro forma condensed combined statement of operations for the six months ended September 30, 2012, are based upon and derived from and should be read in conjunction with the historical unaudited financial statements of KEMET and historical unaudited financial statements of NEC TOKIN.  The following unaudited pro forma condensed combined statement of operations for the fiscal year ended March 31, 2012 is based upon and derived from and should be read in conjunction with the historical audited financial statements of KEMET and NEC TOKIN. The audited combined historical financial statements of KEMET as of March 31, 2012 and for the fiscal year ended March 31, 2012, are included in its Annual Report on Form 10-K. The unaudited combined historical financial statements of KEMET as of September 30, 2012 and for the six months ended September 30, 2012, are included in its Quarterly Report on Form 10-Q.

The audited consolidated historical financial statements of NEC TOKIN as of March 31, 2012 and for the year ended March 31, 2012, prepared in accordance with Japanese GAAP, including a reconciliation to U.S. GAAP, are included herein. The unaudited consolidated historical financial statements of NEC TOKIN as of September 30, 2012 and for the six month periods ended September 30, 2012 and 2011, prepared in accordance with Japanese GAAP, including a reconciliation to U.S. GAAP, are included herein.

The following pro forma adjustments include amounts translated from Japanese Yen to U.S. dollars, using the following exchange rates:

Japanese Yen to U.S. Dollar Exchange Rate
February 1, 2013	0.0108
September 30, 2012	0.0128
Six month period ended September 30, 2012	0.0126
Year ended March 31, 2012	0.0127

KEMET CORPORATION AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Balance Sheet

as of September 30, 2012

(Amounts in thousands except per share data)

	Equity Investment in
	Historical	NEC TOKIN		Pro Forma
	KEMET	(Note 1)		Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$160,495	$(54,481	)(a)	$106,014
Accounts receivables, net	99,160	—		99,160
Inventories, net	224,773	—		224,773
Prepaid expenses and other	41,041	—		41,041
Deferred income taxes	5,658	—		5,658
Total current assets	531,127	(54,481)		476,646
Property, plant and equipment, net of accumulated depreciation of $773,184	316,182	—		316,182
Goodwill	35,584	—		35,584
Intangible assets, net	40,102	—		40,102
Investment in NEC TOKIN	—	54,481	(a)	54,481
Options to acquire remaining interest in NEC TOKIN	—	—		—
Other assets	17,802	—		17,802
Total assets	$940,797	$—		$940,797

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$1,576	$—		$1,576
Accounts payable	82,156	—		82,156
Accrued expenses	88,623	—		88,623
Income taxes payable	622	—		622
Total current liabilities	172,977	—		172,977
Long-term debt, less current portion	359,621	—		359,621
Other non-current obligations	90,098	—		90,098
NEC put option	—	—		—
Deferred income taxes	4,788	—		4,788

Stockholders’ equity:
Preferred stock, par value $0.01, authorized 10,000 shares, none issued	—	—		—
Common stock, par value $0.01, authorized 175,000 shares, issued 46,508 shares at September 30, 2012	465	—		465
Additional paid-in capital	466,906	—		466,906
Retained deficit	(123,727)	—		(123,727)
Accumulated other comprehensive income	6,658	—		6,658
Treasury stock, at cost (1,600 shares at September 30, 2012)	(36,989)	—		$(36,989)
Total stockholders’ equity	313,313	—		313,313

Total liabilities and stockholders’ equity	$940,797	$—		$940,797

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

KEMET CORPORATION AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Statement of Operations

for the Six Months Ended September 30, 2012

(Amounts in thousands except per share data)

	Historical KEMET	Equity Investment in NEC TOKIN (Note 1)		Pro Forma Consolidated
Net sales	$439,623	$—		$439,623

Operating costs and expenses:
Cost of sales	374,374	—		374,374
Selling, general and administrative expenses	55,238	—		55,238
Research and development	14,566	—		14,566
Restructuring charges	9,786	—		9,786
Goodwill impairment	1,092	—		1,092
Write down of long-lived assets	4,234	—		4,234
Settlement gain on benefit plan	(1,675)	—		(1,675)
Net loss on sales and disposals of assets	73	—		73
Total operating costs and expenses	457,688	—		457,688

Operating loss	(18,065)	—		(18,065)

Other (income) expense:
Interest income	(57)	—		(57)
Interest expense	20,593	—		20,593
Other (income) expense, net	515	—		515

Loss before income taxes and equity loss from NEC TOKIN	(39,116)	—		(39,116)
Income tax expense	3,558	—		3,558
Loss before equity loss from NEC TOKIN	(42,674)	—		(42,674)
Equity loss from NEC TOKIN	—	(4,519	)(b)	(4,519)
Net loss	$(42,674)	$(4,519)		$(47,193)

Net loss per share:
Basic	$(0.95)			(1.05)
Diluted	$(0.95)			(1.05)

Weighted-average shares outstanding
Basic	44,860			44,860
Diluted	44,860			44,860

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

KEMET CORPORATION AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Income Statement

for the Year Ended March 31, 2012

(Amounts in thousands except per share data)

	Historical KEMET	Equity Investment in NEC TOKIN (Note 1)		Pro Forma Consolidated
Net sales	$984,833	$—		$984,833

Operating costs and expenses:
Cost of sales	775,670	—		775,670
Selling, general and administrative expenses	111,564	—		111,564
Research and development	29,440	—		29,440
Restructuring charges	14,254	—		14,254
Write down of long-lived assets	15,786	—		15,786
Net loss on sales and disposals of assets	318	—		318
Total operating costs and expenses	947,032	—		947,032

Operating income	37,801	—		37,801

Other (income) expense:
Interest income	(175)	—		(175)
Interest expense	28,567	—		28,567
Other (income) expense, net	965	—		965
Income before income taxes and equity loss from NEC TOKIN	8,444	—		8,444
Income tax expense	1,752	—		1,752
Loss before equity loss from NEC TOKIN	6,692	—		6,692
Equity loss from NEC TOKIN	—	(5,161	)(c)	(5,161)
Net income (loss)	$6,692	$(5,161)		$1,531

Net income per share:
Basic	$0.15			0.04
Diluted	$0.13			0.03

Weighted-average shares outstanding
Basic	43,285			43,285
Diluted	52,320			52,320

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. The NEC TOKIN Investment

On March 12, 2012, KEMET Electronics Corporation (“KEC”), a wholly-owned subsidiary of KEMET Corporation (“KEMET” or the “Company”) entered into an agreement (the “Purchase Agreement”) to acquire a 34% economic interest with a 51% voting interest in NEC TOKIN, for cash consideration of $50.0 million, excluding transaction-related costs of $4.5 million for a total investment of $54.5 million.

The investment in NEC TOKIN will be accounted for under the equity method of accounting with the net assets acquired in the purchase forming the basis of the Company’s investment in NEC TOKIN. The difference between the Company’s acquired net assets and its 34% basis in the total historical net assets of NEC TOKIN is required to be allocated to the fair value of the net assets acquired to determine the amount of income from the equity method investment.

As part of the NEC TOKIN Investment, KEC and NEC entered into an agreement in which KEC acquired two call options that gives KEC the right, but not the obligation, to purchase additional shares of NEC TOKIN at future dates. In addition, NEC acquired a put option that allows NEC to require KEC to purchase the remaining outstanding shares of NEC TOKIN at future dates from its other shareholders if certain conditions, as described in the agreement, are met. At the time of filing this pro forma financial information, the assessment of the fair value of these options was incomplete. Therefore, no pro forma adjustments related to the fair value of these options have been reflected in the pro forma balance sheet or statements of operations. The assessment of fair value for the options will be reported in KEMET’s upcoming Form-10K filing for the year ended March 31, 2013.

We have made a preliminary allocation of the aggregate purchase price, which is based upon estimates that we believe are reasonable and are subject to revision as additional information becomes available. The preliminary purchase price allocation is detailed as follows (in thousands except exchange rate and average useful lives):

				Average useful life in years	Impact to equity in loss of NEC TOKIN for the six month period ended September 30, 2012	Impact to equity in loss of NEC TOKIN for the year ended March 31, 2012
Purchase price:		$54,481	(a)

NEC TOKIN net assets on 1/31/13 in Japanese Yen	5,600,000

Exchange rate to USD	0.0108

NEC TOKIN Net assets in USD	$60,480

Less: KEMET investment 34%		$20,563

Fair value to be allocated		$33,918

Allocation:
Fixed Assets		$(9,908)		13	$(381)	$(762)
Technology		12,000		10	600	1,200
Customer Relationships		3,000		8	188	375
Inventory		1,724			1,724	1,724
Deferred taxes at 35%		(2,474	)(d)		(773)	(921)
Goodwill		29,576			—	—
Total		$33,918			$(1,358)	$(1,616)

The following pro forma adjustments give effect to the unaudited pro forma condensed combined statements of operations for the six months ended September 30, 2012 and the year ended March 31, 2012, and the unaudited pro forma condensed combined balance sheet as March 31, 2012 as if the NEC TOKIN Investment occurred on April 1, 2011 for the statements of operations and September 30, 2012 for the balance sheet:

(a)   This adjustment reflects payment of $54.5 million for the investment in NEC TOKIN, which includes $50 million of cash consideration plus approximately $4.5 million in transaction expenses.  Expenses include fees for legal, accounting, due diligence, investment banking and other various services necessary to complete the transactions.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(b) These adjustments reflect the recognition of KEMET’s equity (through KEC) in NEC Tokin’s loss for the six month period ended September 30, 2012 as follows (in thousands except percentage):

NEC TOKIN loss
(¥729,000 loss at YEN/USD average exchange rate of 0.0126)	$(9,185)

KEMET’s equity investment in NEC TOKIN	34%

KEMET’s equity in loss of NEC TOKIN before adjustments	(3,123)

Adjustments for:
Profit in inventory	(38)
Total fair value related adjustments (see table above)	(1,358)
KEMET’s equity in loss of NEC TOKIN	$(4,519)

(c) These adjustments reflect the recognition of KEMET’s equity (through KEC) in NEC Tokin’s loss for the year ended March 31, 2012 as follows (in thousands except percentage):

NEC TOKIN loss
(¥821,000 loss at YEN/USD average exchange rate of 0.0127)	$(10,427)

KEMET’s equity investment in NEC TOKIN	34%

KEMET’s equity in loss of NEC TOKIN before adjustments	(3,545)

Total fair value related adjustments (see table above)	(1,616)
KEMET’s equity in loss of NEC TOKIN	$(5,161)

(d) A deferred tax liability of $2.6 million has been recorded using the blended statutory rate of 36.3% based on the preliminary step-up value of $7.1 million that has been allocated to acquired inventory, fixed assets, and intangible assets.  The unaudited pro forma condensed combined statements of operations reflect the amortization of this deferred tax liability using the blended statutory rate of 36.3%.